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                                                                     EXHIBIT 4.2




        CONSENT AND WAIVER UNDER AND FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS CONSENT AND WAIVER UNDER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this "Consent and First Amendment") is dated as of the 16th day of October, 1997 among SAVANNAH FOODS & INDUSTRIES, INC. (the "Borrower"), WACHOVIA BANK, N.A. (successor by merger to Wachovia Bank of Georgia, N.A.), as Agent (the "Agent") and WACHOVIA BANK, N.A., THE CHASE MANHATTAN BANK, THE FIRST NATIONAL BANK OF CHICAGO, CITIZENS BANK (formerly Second National Bank of Saginaw), SUNTRUST BANK, ATLANTA, and COOPERATIEVE CENTRALERAIFFEISEN-BOERENLEEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (collectively, the "Banks");


                                   WITNESSETH:


         WHEREAS, the Borrower, the Agent and the Banks executed and delivered that certain Credit Agreement, dated as of April 1, 1996 (the "Credit Agreement");

         WHEREAS, the Borrower has requested that the Agent and the Banks consent to the acquisition of Capital Stock of the Borrower in an amount which will exceed the amount permitted by Section 7.01(l) of the Credit Agreement and waive the Event of Default which otherwise occurs as a result thereof, and the Agent and the Banks have agreed to such consent and waiver, provided that certain provisions of the Credit Agreement are amended as set forth herein, and subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent and the Banks hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         2. Consent and Waiver. Reference hereby is made to the following (collectively, the "LCPI Commitment"): (i) the Commitment


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Letter dated September 10, 1997, from Lehman Commercial Paper Inc. ("LCPI") to
Imperial Holly Corporation ("IHC"), as amended by Commitment Letter Amendment dated September 18, 1997, for Senior Secured Credit Facilities described in term sheets attached to the LCPI Commitment as Exhibits A, B and C, as such term sheets were amended by such Commitment Letter Amendment, (ii) such term sheets and (iii) any amendment to such Commitment Letter or such term sheets which has been expressly consented to by the Agent and each of the Banks. Capitalized terms used in this Section 2 which are defined in the LCPI Commitment shall have the meaning assigned to such terms in the LCPI Commitment. Effective upon satisfaction of each of the conditions to effectiveness set forth in Section 20 hereof, the Agent and the Banks (x) consent to the acquisition of the Shares by IHC pursuant to the Tender Offer, provided that such acquisition is financed solely by the Tender Facilities or other sources which do not include any Borrowings under the Credit Agreement (the "Approved Change in Control"), and
(y) solely for purposes of the Approved Change in Control, waive the provisions of Section 7.01(l) of the Credit Agreement, and agree that no Default or Event of Default shall occur under the Credit Agreement by reason of the Approved Change in Control.

         3. Amendments to Section 1.01. Section 1.01 of the Credit Agreement hereby is amended by deleting the definition of "Termination Date" and adding the following new definitions in appropriate alphabetical order:

            "IHC" means Imperial Holly Corporation, a Texas corporation.

            "IHC Merger" means (i) the "Merger", as defined in the LCPI Commitment, or (ii) any other merger of the Borrower with IHC or any Person which is Affiliate thereof, other than a Person which was an Affiliate of the Borrower prior to the IHC Tender Date.

            "IHC Tender Date" means the "Tender Date", as defined in the LCPI Commitment.

            "LCPI" means Lehman Commercial Paper, Inc., 3 World Financial Center, New York, New York 10285.

            "LCPI Commitment" means, collectively (i) the Commitment Letter dated September 10, 1997, from LCPI to IHC, as amended by Commitment Letter Amendment dated September 18, 1997, for Senior Secured Credit Facilities described in term sheets attached to the LCPI Commitment as Exhibits A, B and C, as such term sheets were amended by such Commitment Letter Amendment, (ii) such term sheets and (iii) any amendment to such Commitment Letter or such term sheets which has been expressly consented to by the Agent and each of the Banks.



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            "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's
Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

            "Termination Date" means: (i) the earlier of (A) January 31, 1998,
(B) 90 days after the IHC Tender Date or (C) the date of any IHC Merger; or (ii) such later date to which the Agent and each of the Banks may agree in writing, in their sole and absolute discretion.

         4. Replacement of Section 2.05(b). Section 2.05(b) of the Credit Agreement hereby is deleted in its entirety, and the following new Section 2.05(b) is substituted therefor:

                           (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, and the Face Amount of the outstanding Banker's Acceptances, shall be due and payable on the Termination Date.

         5. Replacement of Section 6.03. Section 6.03 of the Credit Agreement hereby is deleted in its entirety, and the following new Section 6.03 is substituted therefor:

                           SECTION 6.03. Maintenance of Existence and
         Operations. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, and maintain its operations in the ordinary course of business in accordance with historical practices existing on September 30, 1997.

         6. Amendment to Section 6.05. Section 6.05 of the Credit Agreement hereby is amended by inserting the words ", subject to the definition of Termination Date and the provisions of Section 2.05(b), if applicable," after the words "provided that" in the sixth line thereof.

         7. Amendment to Section 6.14. Section 6.14 of the Credit Agreement hereby is amended by inserting the words "(including, without limitation, any transaction or arrangement involving or pertaining to transfer pricing)" after the word "transaction" in the third line thereof.


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         8. Amendment to Section 6.16. Section 6.16 of the Credit Agreement
hereby is amended by adding the following at the end thereof:

         , and provided, further, that, notwithstanding anything to the contrary in this Section 6.16, no loans or advances may be made to IHC or to any Person which is Affiliate thereof, other than a Person which was an Affiliate of the Borrower prior to the IHC Tender Date, if otherwise permitted pursuant to this Section 6.16.

         9. Amendment to Section 6.17. Section 6.17 of the Credit Agreement hereby is amended by adding the following at the end thereof:

         , and provided, further, that, notwithstanding anything to the contrary in this Section 6.17, no Investments may be made in IHC or to any Person which is Affiliate thereof, other than a Person which was an Affiliate of the Borrower prior to the IHC Tender Date, if otherwise permitted pursuant to this Section 6.17.

         10. New Section 6.25. The following new Section 6.25 hereby is added to the Credit Agreement:

                           SECTION 6.25. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year.

         11. Replacement of Section 7.01(b). Section 7.01(b) of the Credit Agreement hereby is deleted in its entirety, and the following new Section 7.01(b) is substituted therefor:

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.01(e), 6.02(ii), 6.03 through 6.06, inclusive, Sections 6.14 through 6.16, inclusive, or Sections 6.18 through 6.25, inclusive; or

         12. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Consent and First Amendment and all other loan documents executed and/or delivered in connection herewith.

         13. Effect of Consent and First Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The consent and waiver set forth in Section 2 hereof shall relate only to the Approved



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Change in Control, and the amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

         14. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

         15. Counterparts. This Consent and First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         16. Section References. Section titles and references used in this Consent and First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         17. No Default. To induce the Agent and the Banks to enter into this Consent and First Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement.

         18. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.

         19. Governing Law. This Consent and First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         20. Conditions Precedent. This Consent and First Amendment shall become effective only upon (i) execution and delivery of this Consent and First Amendment by each of the parties hereto, and (ii) payment to the Agent, for the ratable account of the Banks, of a consent, waiver and amendment fee in an aggregate amount equal to 0.20% of the aggregate Commitments of the Banks.




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         IN WITNESS WHEREOF, the Borrower, the Agent and each of the Banks has caused this Consent and First Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


SAVANNAH FOODS & INDUSTRIES,                         WACHOVIA BANK, N.A. (successor by
INC., as Borrower     (SEAL)                         merger to Wachovia Bank of Georgia,
                                                     N.A.), as Agent and as a Bank  (SEAL)

By:                                                  By:
   -----------------------------------                   ----------------------------------
   Title:                                                Title:


THE CHASE MANHATTAN BANK,                            THE FIRST NATIONAL BANK OF CHICAGO,
as a Bank           (SEAL)                           as a Bank                   (SEAL)


By:                                                  By:
   -----------------------------------                   ----------------------------------
   Title:                                                Title:


CITIZENS BANK (formerly                              SUNTRUST BANK, ATLANTA,
Second National Bank                                 as a Bank                   (SEAL)
of Saginaw, as a Bank  (SEAL)

By:                                                  By:
   -----------------------------------                   ----------------------------------
   Title:                                                Title:


COOPERATIEVE CENTRALERAIFFEISEN-
BOERENLEEENBANK B.A., "RABOBANK
NEDERLAND", NEW YORK BRANCH,
as a Bank             (SEAL)


By:
   -----------------------------------
   Title:

By:
   -----------------------------------
   Title:



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